UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2008

Financial Industries Corporation
(Exact Name of Registrant as Specified in Charter)

Texas	0-4690	74-2126975
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6500 River Place Boulevard, Building I, Austin, Texas		78730
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number (including area code): (512) 404-5000

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 25, 2008, Financial Industries Corporation (“FIC”) entered into a retention agreement with Michael P. Hydanus, pursuant to which Mr. Hydanus agrees to continue to serve as FIC’s Executive Vice President & Chief Operating Officer on a full-time basis until August 29, 2008.  Mr. Hydanus will continue to receive an annual salary of $237,109.47 at customary intervals through August 29, 2008.  In addition, Mr. Hydanus’s retention agreement provides that on August 29, 2008, if the merger pursuant to the Agreement and Plan of Merger, dated January 14, 2008, between Americo Life, Inc. and FIC (the “Merger”) has been consummated, he is entitled to receive a change of control payment in the amount of $474,219, payable as follows: $79,036.50 on August 29, 2008; $59,277.38 on March 1, 2009; and monthly installments of $19,759.13 commencing April 1, 2009 and continuing through final payment on August 1, 2010.  Mr. Hydanus will not be entitled to this change of control payment if he has failed to fully perform all services reasonably requested by FIC, if he has been terminated for cause (as defined in the retention agreement), or if he terminates his employment with FIC prior to August 29, 2008.

The foregoing description of the retention agreement does not purport to be complete and is qualified in its entirety by reference to the agreement, which is incorporated herein by reference as an exhibit to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Retention Agreement, dated June 25, 2008.

SIGNATURES

Pursuant to requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Financial Industries Corporation

By:	/s/ William B. Prouty
Name:	William B. Prouty
Title:	Chief Executive Officer

Date:	June 26, 2008